UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2011 (September 15, 2011)

TITAN ENERGY WORLDWIDE, INC.
(Exact name of registrant as specified in its charter)

Nevada (State of incorporation)	000-26139 (Commission File No.)	26-0063012 (IRS Employer Identification No.)

55820 Grand River Avenue, Suite 225
New Hudson, MI 48165-8716
 (Address of principal executive offices, including zip code)

(248) 246-1900
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5	CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 15, 2011, Titan Energy Worldwide, Inc. (the “Company”) entered into a Separation Agreement with Thomas Black pursuant to which Mr. Black resigned from his positions as Chief Operating Officer and Director of the Company effective on September 9, 2011.

Pursuant to the Separation Agreement, Mr. Black will receive a severance payment in the aggregate sum of $17,250, payable in two bi-weekly installments in the amount of $8,625 each, subject to normal withholding tax and deductions.  Mr. Black will also receive payment for accrued but unpaid salary in the amount of $60,000, payable in twelve (12) equal monthly installments commencing two (2) weeks after the full settlement of the severance payment;

Mr. Black also agreed to waive all unused but accrued vacation time in consideration for payment in the amount of $24,750, payable in three bi-weekly installments in the amount of $8,250 each, subject to normal withholdings and deductions.  Such sum is payable after the payment of the accrued salary as set forth above.  In addition, the Company agreed to extend the term of stock options granted to Mr. Black for a period of one (1) year from the expiry thereof (the “Extension Period”), during which Extension Period, Mr. Black may exercise such options at a price of $0.25 per share in the event that during such Extension Period, the Company’s common stock shall close at a price of $0.25 per share or greater.

The Separation Agreement further contains a non-solicitation provision wherein for a period of twelve (12) months from the effective date thereof, Mr. Black agreed that he will not solicit any of the Company’s existing customers for equipment sales and/or service business.  The Separation Agreement also contains a confidentiality provision pursuant to which Mr. Black has agreed to preserve all confidential and proprietary information relating to the Company's business for a period of two years from the date of the Separation Agreement.

The foregoing summary of the terms of the Separation Agreements is qualified in its entirety by reference to the Separation Agreement, a copy of which is attached hereto as Exhibits 10.1.

SECTION 9	FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01.	Financial Statements and Exhibits

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit No.	Description
10.1	Separation Agreement dated September 15, 2011 between Titan Energy Worldwide, Inc. and Thomas Black.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned.

Dated: September 16, 2011	TITAN ENERGY WORLDWIDE, INC.

	By:	/s/ Jeffrey Flannery
Jeffrey Flannery
Chairman and CEO